EXHIBIT 23

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 2-85796 of Superior Uniform Group, Inc. on Form S-8 of our report dated February 25, 2002, appearing in the Annual Report on Form 10-K of Superior Uniform Group, Inc. for the year ended December 31, 2001.

/s/ Deloitte & Touche LLP
Certified Public Accountants
Tampa, Florida
March 22, 2002

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